Exhibit 99.1

TransDigm to Acquire Arkwin Industries, Inc.

CLEVELAND, May 15, 2013 /PRNewswire via COMTEX/ -- TransDigm Group Incorporated (NYSE: TDG) announced today that it has entered into a definitive agreement to acquire Arkwin Industries, Inc. (Arkwin or the Company), for approximately $286 million in cash. The acquisition, subject to regulatory approvals and other customary closing conditions, is expected to close in the third quarter of fiscal 2013.

Arkwin, located on Long Island, New York, manufactures proprietary, highly engineered aerospace hydraulic and fuel system components for commercial and military aircraft, helicopters and other specialty applications. The major commercial end-use platforms include the Boeing 737 and 777, Airbus 320, and Bombardier and Embraer regional jets. The major military end-use platforms include the Lockheed JSF, C-130 and F-16; Sikorsky SH-60, S-76 and S-92; Boeing CH-47 and F/A-18. Additionally, the Company has product positions on various ground-based aero derivative turbine engines. Arkwin had calendar year 2012 revenues of approximately $95 million. Aftermarket accounts for approximately 40% of the revenues and the commercial market about 50% of the revenues.

W. Nicholas Howley, Chairman and CEO of TransDigm Group Incorporated, stated, “Arkwin is a long standing manufacturer of proprietary products with established positions on high use platforms, strong aftermarket content and an outstanding reputation. The highly engineered products will allow us to expand our content on a number of substantial platforms and engine applications. Arkwin fits well with our consistent product and acquisition strategy. As with all TransDigm acquisitions, we see opportunities for significant value creation.”

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and lighting and control technology.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to failure to complete or successfully integrate the acquisition; that the acquired business does not perform in accordance with our expectations; and other factors. Further information regarding important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol
Investor Relations
(216) 706-2945
ir@transdigm.com